Exhibit 99.1
PepsiCo Reports Third-Quarter 2024 Results; Updates 2024 Financial Guidance
Reported (GAAP) Third-Quarter and Year-to-Date 2024 Results

	Third-Quarter	Year-to-Date
Net revenue performance	(0.6)%	0.7%
Foreign exchange impact on net revenue	(2)%	(1)%
Earnings per share (EPS)	$2.13	$5.84
EPS change	(5)%	4%
Foreign exchange impact on EPS	(2)%	(1)%
Organic/Core (non-GAAP)1 Third-Quarter 2024 Results

	Third-Quarter	Year-to-Date
Organic revenue growth	1.3%	1.9%
Core EPS	$2.31	$6.20
Core constant currency EPS change	5%	7%
PURCHASE, N.Y. - October 8, 2024 - PepsiCo, Inc. (NASDAQ: PEP) today reported results for the third quarter 2024.
“Our businesses remained resilient in the third quarter, despite subdued category performance trends in North America, the continued impacts related to certain recalls at Quaker Foods North America and business disruptions due to rising geopolitical tensions in certain international markets. Strong cost controls aided our profitability, as we made incremental investments to improve our marketplace competitiveness,” said Chairman and CEO Ramon Laguarta.

Laguarta continued, “For the balance of the year, we will continue to invest in commercial activities and brand support to stimulate consumer demand. Our investments will be enabled by elevating and advancing productivity initiatives across our entire organization. Given our performance to date and our outlook for the fourth quarter, we now expect to deliver a low-single-digit increase in organic revenue (previously approximately 4 percent organic revenue growth). We continue to expect to deliver at least 8 percent core constant currency EPS growth as we will focus on tightly managing our costs to better align with the subdued growth environment that we are currently operating in.”

1 Please refer to the Glossary for the definitions of non-GAAP financial measures, including “Organic revenue growth,” “Core” and “Constant currency,” and to “Guidance and Outlook” for additional information regarding PepsiCo’s full-year 2024 financial guidance. PepsiCo provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange and commodity mark-to-market net impacts. Please refer to PepsiCo’s Quarterly Report on Form 10-Q for the 12 and 36 weeks ended September 7, 2024 (Q3 2024 Form 10-Q) filed with the Securities and Exchange Commission (SEC) for additional information regarding PepsiCo’s financial results.
1

Summary Third-Quarter 2024 Performance

	Revenue				Volume(a)
	GAAP Reported % Change	Percentage Point Impact		Organic % Change	% Change
		Foreign Exchange Translation	Acquisitions and Divestitures		Convenient Foods	Beverages
Frito-Lay North America	(1)	—	—	(1)	(1.5)
Quaker Foods North America (b)	(13)	—	—	(13)	(13)
PepsiCo Beverages North America	—	—	—	1		(3)
Latin America	(5)	7	—	3	(2)	(1)
Europe	7	—	—	6	1	—
Africa, Middle East and South Asia	(4)	11	—	6	(3)	(2)
Asia Pacific, Australia and New Zealand and China Region	(2)	1	—	(1)	1	(3)
Total	(1)	2	—	1	(2)	(2)

	Operating Profit and EPS
	GAAP Reported % Change	Percentage Point Impact		Core Constant Currency % Change
		Items Affecting Comparability	Foreign Exchange Translation
Frito-Lay North America	(9)	—	—	(9)
Quaker Foods North America	(28)	—	—	(28)
PepsiCo Beverages North America	(6)	13	—	7
Latin America	—	1	8	9
Europe	11	1	—	11
Africa, Middle East and South Asia	(17)	(2)	10	(9)
Asia Pacific, Australia and New Zealand and China Region	10	—	2	11
Corporate unallocated expenses	(9)	(27)	—	(36)
Total	(4)	7	2	6

EPS	(5)	8	2	5
(a)Excludes the impact of acquisitions and divestitures. In certain instances, the volume change shown here differs from the impact of organic volume on net revenue performance disclosed in the Organic Revenue Growth Rates table on page A-8, due to the impacts of product mix, nonconsolidated joint venture volume, and, for our franchise-owned beverage businesses, temporary timing differences between bottler case sales (BCS) and concentrate shipments and equivalents (CSE). We report net revenue from our franchise-owned beverage businesses based on CSE. The volume sold by our nonconsolidated joint ventures has no direct impact on our net revenue.
(b)Net revenue decline was impacted by a previously announced voluntary recall of certain bars and cereals in our Quaker Foods North America division (Quaker Recall).

Note: Amounts may not sum due to rounding.
Organic revenue and core constant currency results are non-GAAP financial measures. Please refer to the reconciliation of GAAP and non-GAAP information in the attached exhibits and to the Glossary for definitions of “Organic revenue growth,” “Core” and “Constant currency.”
2

Summary Year-to-Date 2024 Performance

	Revenue				Volume(a)
	GAAP Reported % Change	Percentage Point Impact		Organic % Change	% Change
		Foreign Exchange Translation	Acquisitions and Divestitures		Convenient Foods	Beverages
Frito-Lay North America	—	—	—	—	(2)
Quaker Foods North America (b)	(18)	—	—	(18)	(17)
PepsiCo Beverages North America	1	—	—	1		(3.5)
Latin America	4	(1)	—	4	(3)	1
Europe	4	3	—	7	3	2
Africa, Middle East and South Asia	—	9	—	8	—	0.5
Asia Pacific, Australia and New Zealand and China Region	—	3	—	3	4	(1)
Total	1	1	—	2	(2)	(1)

	Operating Profit and EPS
	GAAP Reported % Change	Percentage Point Impact		Core Constant Currency % Change
		Items Affecting Comparability	Foreign Exchange Translation
Frito-Lay North America	(5)	0.5	—	(4)
Quaker Foods North America	(71)	41	—	(30)
PepsiCo Beverages North America	11	—	—	11
Latin America	11	1	(2)	10
Europe	29	(10)	4	23
Africa, Middle East and South Asia	(10)	1	7	(3)
Asia Pacific, Australia and New Zealand and China Region	4	—	3.5	8
Corporate unallocated expenses	(14)	(5)	—	(19)
Total	3	2	1	6

EPS	4	2	1	7
(a)Excludes the impact of acquisitions and divestitures. In certain instances, the volume change shown here differs from the impact of organic volume on net revenue performance disclosed in the Organic Revenue Growth Rates tables on page A-8, due to the impacts of product mix, nonconsolidated joint venture volume, and, for our franchise-owned beverage businesses, temporary timing differences between BCS and CSE. We report net revenue from our franchise-owned beverage businesses based on CSE. The volume sold by our nonconsolidated joint ventures has no direct impact on our net revenue.
(b)Net revenue decline was impacted by the Quaker Recall.

Note: Amounts may not sum due to rounding.
Organic revenue and core constant currency results are non-GAAP financial measures. Please refer to the reconciliation of GAAP and non-GAAP information in the attached exhibits and to the Glossary for definitions of “Organic revenue growth,” “Core” and “Constant currency.”
3

Guidance and Outlook
The Company provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange translation and commodity mark-to-market net impacts.
For 2024, the Company now expects:
•A low-single-digit increase in organic revenue (previously approximately 4% organic revenue growth).
In addition, the Company continues to expect:
•At least 8 percent increase in core constant currency EPS;
•A core annual effective tax rate of 20 percent;
•Total cash returns to shareholders of approximately $8.2 billion, comprised of dividends of $7.2 billion and share repurchases of $1.0 billion; and
•An approximate 1-percentage-point foreign exchange translation headwind to impact reported net revenue and core EPS growth based on current market consensus rates.
This assumption and the guidance above imply 2024 core EPS of at least $8.15, a 7 percent increase compared to 2023 core EPS of $7.62.
Prepared Management Remarks and Live Question and Answer Webcast
At approximately 6:30 a.m. (Eastern time) on October 8, 2024, the Company will post prepared management remarks (in pdf format) of its third quarter 2024 results and business update, including its outlook for 2024, at www.pepsico.com/investors. At 8:15 a.m. (Eastern time) on October 8, 2024, the Company will host a live question and answer session with investors and financial analysts. Further details will be accessible on the Company’s website at www.pepsico.com/investors.

Contacts:	Investor Relations	Communications
	investor@pepsico.com	pepsicomediarelations@pepsico.com
4

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Income
(in millions except per share amounts, unaudited)

	12 Weeks Ended		36 Weeks Ended
	9/7/2024	9/9/2023	9/7/2024	9/9/2023
Net Revenue	$23,319	$23,453	$64,070	$63,621
Cost of sales	10,396	10,675	28,563	28,784
Gross profit	12,923	12,778	35,507	34,837
Selling, general and administrative expenses	9,051	8,763	24,870	24,534
Operating Profit	3,872	4,015	10,637	10,303
Other pension and retiree medical benefits income	41	62	155	183
Net interest expense and other	(219)	(201)	(655)	(602)
Income before income taxes	3,694	3,876	10,137	9,884
Provision for income taxes	749	760	2,045	2,053
Net income	2,945	3,116	8,092	7,831
Less: Net income attributable to noncontrolling interests	15	24	37	59
Net Income Attributable to PepsiCo	$2,930	$3,092	$8,055	$7,772

Diluted
Net income attributable to PepsiCo per common share	$2.13	$2.24	$5.84	$5.62
Weighted-average common shares outstanding	1,378	1,383	1,379	1,384

PepsiCo, Inc. and Subsidiaries
Supplemental Financial Information
(in millions and unaudited)

	12 Weeks Ended		36 Weeks Ended
	9/7/2024	9/9/2023	9/7/2024	9/9/2023
Net Revenue
Frito-Lay North America	$5,888	$5,954	$17,438	$17,441
Quaker Foods North America	648	747	1,802	2,208
PepsiCo Beverages North America	7,175	7,161	19,860	19,714
Latin America	2,915	3,055	8,027	7,688
Europe	3,946	3,704	9,397	9,018
Africa, Middle East and South Asia	1,552	1,615	4,184	4,202
Asia Pacific, Australia and New Zealand and China Region	1,195	1,217	3,362	3,350
Total	$23,319	$23,453	$64,070	$63,621

Operating Profit
Frito-Lay North America	$1,523	$1,669	$4,669	$4,915
Quaker Foods North America	97	135	133	452
PepsiCo Beverages North America	914	970	2,411	2,176
Latin America	595	593	1,717	1,549
Europe	728	659	1,550	1,206
Africa, Middle East and South Asia	197	238	590	656
Asia Pacific, Australia and New Zealand and China Region	262	239	718	689
Corporate unallocated expenses	(444)	(488)	(1,151)	(1,340)
Total	$3,872	$4,015	$10,637	$10,303

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
(in millions, unaudited)

	36 Weeks Ended
	9/7/2024	9/9/2023
Operating Activities
Net income	$8,092	$7,831
Depreciation and amortization	2,118	1,973
Impairment and other charges	10	102
Product recall-related impact	184	—
Cash payments for product recall-related impact	(138)	—
Operating lease right-of-use asset amortization	438	384
Share-based compensation expense	260	267
Restructuring and impairment charges	415	287
Cash payments for restructuring charges	(284)	(283)
Pension and retiree medical plan expenses	114	93
Pension and retiree medical plan contributions	(300)	(374)
Deferred income taxes and other tax charges and credits	124	343
Tax payments related to the Tax Cuts and Jobs Act	(579)	(309)
Change in assets and liabilities:
Accounts and notes receivable	(1,521)	(1,699)
Inventories	(492)	(473)
Prepaid expenses and other current assets	(200)	(242)
Accounts payable and other current liabilities	(2,312)	(859)
Income taxes payable	426	512
Other, net	(135)	77
Net Cash Provided by Operating Activities	6,220	7,630

Investing Activities
Capital spending	(2,850)	(2,537)
Sales of property, plant and equipment	177	131
Acquisitions, net of cash acquired, investments in noncontrolled affiliates and purchases of intangible and other assets	(31)	(132)
Other divestitures, sales of investments in noncontrolled affiliates and other assets	145	75
Short-term investments, by original maturity:
More than three months - purchases	(425)	(555)
More than three months - maturities	—	554
More than three months - sales	—	12
Three months or less, net	4	24
Other investing, net	15	49
Net Cash Used for Investing Activities	(2,965)	(2,379)

(Continued on following page)

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows (continued)
(in millions, unaudited)

	36 Weeks Ended
	9/7/2024	9/9/2023
Financing Activities
Proceeds from issuances of long-term debt	4,014	2,986
Payments of long-term debt	(2,883)	(2,253)
Short-term borrowings, by original maturity:
More than three months - proceeds	3,808	4,688
More than three months - payments	(4,177)	(1,037)
Three months or less, net	101	1,395
Cash dividends paid	(5,369)	(4,941)
Share repurchases	(760)	(751)
Proceeds from exercises of stock options	138	100
Withholding tax payments on restricted stock units and performance stock units converted	(132)	(135)
Other financing	(22)	(18)
Net Cash (Used for)/Provided by Financing Activities	(5,282)	34
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(391)	(254)
Net (Decrease)/Increase in Cash and Cash Equivalents and Restricted Cash	(2,418)	5,031
Cash and Cash Equivalents and Restricted Cash, Beginning of Year	9,761	5,100
Cash and Cash Equivalents and Restricted Cash, End of Period	$7,343	$10,131

Supplemental Non-Cash Activity
Right-of-use assets obtained in exchange for lease obligations	$869	$705
Debt discharged via legal defeasance	$—	$94

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
(in millions except per share amounts)

	(unaudited)
	9/7/2024	12/30/2023
ASSETS
Current Assets
Cash and cash equivalents	$7,308	$9,711
Short-term investments	743	292
Accounts and notes receivable, net	12,088	10,815
Inventories:
Raw materials and packaging	2,559	2,388
Work-in-process	131	104
Finished goods	2,954	2,842
	5,644	5,334
Prepaid expenses and other current assets	1,069	798
Total Current Assets	26,852	26,950
Property, Plant and Equipment, net	27,188	27,039
Amortizable Intangible Assets, net	1,132	1,199
Goodwill	17,709	17,728
Other Indefinite-Lived Intangible Assets	13,725	13,730
Investments in Noncontrolled Affiliates	2,645	2,714
Deferred Income Taxes	4,321	4,474
Other Assets	6,941	6,661
Total Assets	$100,513	$100,495

LIABILITIES AND EQUITY
Current Liabilities
Short-term debt obligations	$6,524	$6,510
Accounts payable and other current liabilities	23,791	25,137
Total Current Liabilities	30,315	31,647
Long-Term Debt Obligations	38,490	37,595
Deferred Income Taxes	3,684	3,895
Other Liabilities	8,419	8,721
Total Liabilities	80,908	81,858
Commitments and contingencies
PepsiCo Common Shareholders’ Equity
Common stock, par value 1 2/3¢ per share (authorized 3,600 shares; issued, net of repurchased common stock at par value: 1,373 and 1,374 shares, respectively)	23	23
Capital in excess of par value	4,281	4,261
Retained earnings	72,607	70,035
Accumulated other comprehensive loss	(16,652)	(15,534)
Repurchased common stock, in excess of par value (494 and 493 shares, respectively)	(40,806)	(40,282)
Total PepsiCo Common Shareholders’ Equity	19,453	18,503
Noncontrolling interests	152	134
Total Equity	19,605	18,637
Total Liabilities and Equity	$100,513	$100,495

Non-GAAP Measures
In discussing financial results and guidance, the Company refers to the following measures which are not in accordance with U.S. Generally Accepted Accounting Principles (GAAP): organic revenue growth, core results and core constant currency results. We use non-GAAP financial measures internally to make operating and strategic decisions, including the preparation of our annual operating plan, evaluation of our overall business performance and as a factor in determining compensation for certain employees. We believe presenting non-GAAP financial measures provides additional information to facilitate comparison of our historical operating results and trends in our underlying operating results and provides additional transparency on how we evaluate our business. We also believe presenting these measures allows investors to view our performance using the same measures that we use in evaluating our financial and business performance and trends.
We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Examples of items for which we may make adjustments include: amounts related to mark-to-market gains or losses (non-cash); charges related to restructuring plans; charges associated with acquisitions and divestitures; gains associated with divestitures; asset impairment charges (non-cash); product recall-related impact; pension and retiree medical-related amounts, including all settlement and curtailment gains and losses; charges or adjustments related to the enactment of new laws, rules or regulations, such as tax law changes; amounts related to the resolution of tax positions; tax benefits related to reorganizations of our operations; debt redemptions, cash tender or exchange offers; and remeasurements of net monetary assets. See below for a description of adjustments to our GAAP financial measures included herein.
Non-GAAP information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, our non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies.
Glossary
We use the following definitions when referring to our non-GAAP financial measures, which may not be the same as or comparable to similar measures presented by other companies:
Acquisitions and divestitures: mergers and acquisition activity, as well as divestitures and other structural changes, including changes in ownership or control in consolidated subsidiaries and nonconsolidated equity investees.
Bottler case sales (BCS): Measure of physical beverage volume shipped to retailers and independent distributors from both PepsiCo and our independent bottlers.
Concentrate shipments and equivalents (CSE): Measure of our physical beverage volume shipments to independent bottlers.
Constant currency: Financial results assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In order to compute our constant currency results, we multiply or divide, as appropriate, our current-year U.S. dollar results by the current-year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior-year average foreign exchange rates.
Core: Core results are non-GAAP financial measures which exclude certain items from our financial results. For further information regarding these excluded items, refer to “Items Affecting Comparability” in “Item 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Q3 2024 Form 10-Q and in “Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended December 30, 2023. For the periods presented, core results exclude the following items:
Mark-to-market net impact
Mark-to-market net gains and losses on commodity derivatives in corporate unallocated expenses. These gains and losses are subsequently reflected in division results when the divisions recognize the cost of the underlying commodity in operating profit.
Restructuring and impairment charges
Expenses related to the multi-year productivity plan publicly announced in 2019, which was expanded and extended through the end of 2028 to take advantage of additional opportunities within the initiatives of the plan.
Acquisition and divestiture-related charges
Acquisition and divestiture-related charges primarily include merger and integration charges and costs associated with divestitures, primarily consulting, advisory and other professional fees.
Impairment and other charges/credits
We recognized impairment charges taken as a result of our quantitative assessments of certain of our indefinite-lived intangible assets and related to our investment in Tropicana Brands Group. We also recognized adjustments to charges recorded in prior years from changes in estimates of previously recorded amounts.

Product recall-related impact
We recognized property, plant and equipment and inventory write-offs, product returns, employee severance costs, customer and consumer-related costs and other costs in our Quaker Foods North America division associated with a previously announced voluntary recall of certain bars and cereals.
Pension and retiree medical-related impact
Pension and retiree medical-related impact includes settlement charges related to lump sum distributions exceeding the total of annual service and interest costs.
Effective net pricing: Reflects the year-over-year impact of discrete pricing actions, sales incentive activities and mix resulting from selling varying products in different package sizes and in different countries.
Organic revenue growth: A measure that adjusts for the impacts of foreign exchange translation, acquisitions and divestitures and every five or six years, the impact of an additional week of results. We believe organic revenue growth provides useful information in evaluating the results of our business because it excludes items that we believe are not indicative of ongoing performance or that we believe impact comparability with the prior year.
2024 guidance
Our 2024 organic revenue growth guidance excludes the impact of acquisitions, divestitures and other structural changes and foreign exchange translation. Our 2024 core effective tax rate guidance and our 2024 core constant currency EPS growth guidance exclude the mark-to-market net impact included in corporate unallocated expenses, restructuring and impairment charges and other items noted above. Our 2024 core constant currency EPS growth guidance also excludes the impact of foreign exchange translation. We are unable to reconcile our full year projected 2024 organic revenue growth to our full year projected 2024 reported net revenue growth because we are unable to predict the 2024 impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates and because we are unable to predict the occurrence or impact of any acquisitions, divestitures or other structural changes. We are also not able to reconcile our full year projected 2024 core effective tax rate to our full year projected 2024 reported effective tax rate and our full year projected 2024 core constant currency EPS growth to our full year projected 2024 reported EPS growth because we are unable to predict the 2024 impact of foreign exchange or the mark-to-market net impact on commodity derivatives due to the unpredictability of future changes in foreign exchange rates and commodity prices. Therefore, we are unable to provide a reconciliation of these measures.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information
Organic Revenue Growth Rates
12 and 36 Weeks Ended September 7, 2024
(unaudited)

	12 Weeks Ended 9/7/2024
		Impact of			Impact of
Net Revenue Year over Year % Change	Reported % Change, GAAP Measure	Foreign exchange translation	Acquisitions and divestitures	Organic % Change, Non-GAAP Measure(a)	Organic volume(b)	Effective net pricing
Frito-Lay North America	(1)%	—	—	(1)%	(1)	0.5
Quaker Foods North America (c)	(13)%	—	—	(13)%	(13)	—
PepsiCo Beverages North America	—%	—	—	1%	(3)	3
Latin America	(5)%	7	—	3%	(2)	4
Europe	7%	—	—	6%	1	5
Africa, Middle East and South Asia	(4)%	11	—	6%	(3.5)	10
Asia Pacific, Australia and New Zealand and China Region	(2)%	1	—	(1)%	(1)	—
Total	(1)%	2	—	1%	(2)	3

	36 Weeks Ended 9/7/2024
		Impact of			Impact of
Net Revenue Year over Year % Change	Reported % Change, GAAP Measure	Foreign exchange translation	Acquisitions and divestitures	Organic % Change, Non-GAAP Measure(a)	Organic volume(b)	Effective net pricing
Frito-Lay North America	—%	—	—	—%	(2)	2
Quaker Foods North America (c)	(18)%	—	—	(18)%	(17)	(1)
PepsiCo Beverages North America	1%	—	—	1%	(4)	5
Latin America	4%	(1)	—	4%	(2.5)	6
Europe	4%	3	—	7%	2	6
Africa, Middle East and South Asia	—%	9	—	8%	—	8
Asia Pacific, Australia and New Zealand and China Region	—%	3	—	3%	3	—
Total	1%	1	—	2%	(2)	4
(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-7 for further discussion.
(b)Excludes the impact of acquisitions and divestitures. In certain instances, the impact of organic volume on net revenue performance differs from the unit volume disclosed in the Summary Third-Quarter 2024 Performance table and Summary Year-to-Date Performance on pages 2 and 3, respectively, due to the impacts of product mix, nonconsolidated joint venture volume, and, for our franchise-owned beverage businesses, temporary timing differences between BCS and CSE. We report net revenue from our franchise-owned beverage businesses based on CSE. The volume sold by our nonconsolidated joint ventures has no direct impact on our net revenue.
(c)Net revenue decline was impacted by the Quaker Recall.
Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Year over Year Growth Rates
12 and 36 Weeks Ended September 7, 2024
(unaudited)

	12 Weeks Ended 9/7/2024
		Impact of Items Affecting Comparability							Impact of
Year over Year % Change	Reported % Change, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Impairment and other charges/credits	Product recall-related impact	Pension and retiree medical-related impact	Core % Change, Non-GAAP Measure(a)	Foreign exchange translation	Core Constant Currency % Change, Non-GAAP Measure(a)
Frito-Lay North America	(9)%	—	—	—	—	—	—	(9)%	—	(9)%
Quaker Foods North America	(28)%	—	—	—	—	—	—	(28)%	—	(28)%
PepsiCo Beverages North America	(6)%	—	12	—	—	—	—	7%	—	7%
Latin America	—%	—	1	—	—	—	—	1%	8	9%
Europe	11%	—	—	—	1	—	—	12%	—	11%
Africa, Middle East and South Asia	(17)%	—	—	—	(2)	—	—	(19)%	10	(9)%
Asia Pacific, Australia and New Zealand and China Region	10%	—	—	—	—	—	—	9%	2	11%
Corporate unallocated expenses	(9)%	(24)	(5)	2	—	—	—	(36)%	—	(36)%
Total Operating Profit	(4)%	3	4	—	—	—	—	4%	2	6%
Net Income Attributable to PepsiCo	(5)%	3	4	—	—	—	—	3%	2	5%
Net Income Attributable to PepsiCo per common share – diluted	(5)%	3	4	—	—	—	—	3%	2	5%

	36 Weeks Ended 9/7/2024
		Impact of Items Affecting Comparability							Impact of
Year over Year % Change	Reported % Change, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Impairment and other charges/credits	Product recall-related impact	Pension and retiree medical-related impact	Core % Change, Non-GAAP Measure(a)	Foreign exchange translation	Core Constant Currency % Change, Non-GAAP Measure(a)
Frito-Lay North America	(5)%	—	0.5	—	—	—	—	(4.5)%	—	(4)%
Quaker Foods North America	(71)%	—	1	—	—	40	—	(30)%	—	(30)%
PepsiCo Beverages North America	11%	—	5	—	(5)	—	—	10%	—	11%
Latin America	11%	—	1	—	—	—	—	11%	(2)	10%
Europe	29%	—	(12)	—	2	—	—	19%	4	23%
Africa, Middle East and South Asia	(10)%	—	—	—	1	—	—	(10)%	7	(3)%
Asia Pacific, Australia and New Zealand and China Region	4%	—	—	—	—	—	—	4%	3.5	8%
Corporate unallocated expenses	(14)%	(2.5)	(4)	1	—	—	—	(19)%	—	(19)%
Total Operating Profit	3%	—	1	—	(1)	2	—	5%	1	6%
Net Income Attributable to PepsiCo	4%	—	1	—	(1)	2	—	6%	1	7%
Net Income Attributable to PepsiCo per common share – diluted	4%	—	1	—	(1)	2	—	6%	1	7%
(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-7 for further discussion.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items
12 Weeks Ended September 7, 2024 and September 9, 2023
(in millions except per share amounts, unaudited)

	12 Weeks Ended 9/7/2024
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Other pension and retiree medical benefits income	Provision for income taxes(a)	Net income attributable to noncontrolling interests	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(b)
Reported, GAAP Measure	$10,396	$12,923	$9,051	$3,872	$41	$749	$15	$2,930	$2.13	20.3%
Items Affecting Comparability
Mark-to-market net impact	(19)	19	(33)	52	—	12	—	40	0.03	—
Restructuring and impairment charges	(10)	10	(228)	238	7	50	2	193	0.14	—
Acquisition and divestiture-related charges	—	—	(5)	5	—	1	—	4	—	—
Impairment and other charges	—	—	(10)	10	—	2	—	8	0.01	—
Product recall-related impact	1	(1)	—	(1)	3	—	—	2	—	—
Pension and retiree medical-related impact	—	—	—	—	15	3	—	12	0.01	—
Core, Non-GAAP Measure (c)	$10,368	$12,951	$8,775	$4,176	$66	$817	$17	$3,189	$2.31	20.3%

	12 Weeks Ended 9/9/2023
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Provision for income taxes(a)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(b)
Reported, GAAP Measure	$10,675	$12,778	$8,763	$4,015	$760	$3,092	$2.24	19.6%
Items Affecting Comparability
Mark-to-market net impact	16	(16)	69	(85)	(21)	(64)	(0.05)	(0.1)
Restructuring and impairment charges	(4)	4	(79)	83	17	66	0.05	—
Acquisition and divestiture-related charges	—	—	(11)	11	2	9	0.01	—
Impairment and other charges	—	—	(5)	5	1	4	—	—
Core, Non-GAAP Measure (c)	$10,687	$12,766	$8,737	$4,029	$759	$3,107	$2.25	19.5%
(a)Provision for income taxes is the expected tax charge/benefit on the underlying item based on the tax laws and income tax rates applicable to the underlying item in its corresponding tax jurisdiction.
(b)The impact of items affecting comparability on our effective tax rate represents the difference in the effective tax rate resulting from a higher or lower tax rate as applicable to the items affecting comparability.
(c)A financial measure that is not in accordance with GAAP. See pages A-6 through A-7 for further discussion.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items
36 Weeks Ended September 7, 2024 and September 9, 2023
(in millions except per share amounts, unaudited)

	36 Weeks Ended 9/7/2024
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Other pension and retiree medical benefits income	Provision for income taxes(a)	Net income attributable to noncontrolling interests	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(b)
Reported, GAAP Measure	$28,563	$35,507	$24,870	$10,637	$155	$2,045	$37	$8,055	$5.84	20.2%
Items Affecting Comparability
Mark-to-market net impact	13	(13)	(21)	8	—	2	—	6	—	—
Restructuring and impairment charges	(16)	16	(377)	393	22	90	1	324	0.24	0.1
Acquisition and divestiture-related charges	—	—	(7)	7	—	2	—	5	—	—
Impairment and other charges	—	—	(10)	10	—	2	—	8	0.01	—
Product recall-related impact	(174)	174	(7)	181	3	43	—	141	0.10	0.1
Pension and retiree medical-related impact	—	—	—	—	17	3	—	14	0.01	—
Core, Non-GAAP Measure (c)	$28,386	$35,684	$24,448	$11,236	$197	$2,187	$38	$8,553	$6.20	20.3%

	36 Weeks Ended 9/9/2023
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Other pension and retiree medical benefits income	Provision for income taxes(a)	Net income attributable to noncontrolling interests	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(b)
Reported, GAAP Measure	$28,784	$34,837	$24,534	$10,303	$183	$2,053	$59	$7,772	$5.62	20.8%
Items Affecting Comparability
Mark-to-market net impact	3	(3)	20	(23)	—	(6)	—	(17)	(0.01)	—
Restructuring and impairment charges	(10)	10	(278)	288	(1)	60	1	226	0.16	—
Acquisition and divestiture-related charges	—	—	(20)	20	—	4	—	16	0.01	—
Impairment and other charges/credits	5	(5)	(107)	102	—	29	—	73	0.05	0.1
Core, Non-GAAP Measure (c)	$28,782	$34,839	$24,149	$10,690	$182	$2,140	$60	$8,070	$5.83	20.8%

(a)Provision for income taxes is the expected tax charge/benefit on the underlying item based on the tax laws and income tax rates applicable to the underlying item in its corresponding tax jurisdiction.
(b)The impact of items affecting comparability on our effective tax rate represents the difference in the effective tax rate resulting from a higher or lower tax rate as applicable to the items affecting comparability.
(c)A financial measure that is not in accordance with GAAP. See pages A-6 through A-7 for further discussion.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Operating Profit by Division
12 Weeks Ended September 7, 2024 and September 9, 2023
(in millions, unaudited)

	12 Weeks Ended 9/7/2024
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Impairment and other charges	Product recall-related impact	Core, Non-GAAP Measure(a)
Frito-Lay North America	$1,523	$—	$8	$—	$—	$—	$1,531
Quaker Foods North America	97	—	—	—	—	(1)	96
PepsiCo Beverages North America	914	—	128	5	—	—	1,047
Latin America	595	—	11	—	—	—	606
Europe	728	—	46	—	10	—	784
Africa, Middle East and South Asia	197	—	4	—	—	—	201
Asia Pacific, Australia and New Zealand and China Region	262	—	2	—	—	—	264
Corporate unallocated expenses	(444)	52	39	—	—	—	(353)
Total	$3,872	$52	$238	$5	$10	$(1)	$4,176

	12 Weeks Ended 9/9/2023
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Impairment and other charges/credits	Core, Non-GAAP Measure(a)
Frito-Lay North America	$1,669	$—	$6	$—	$—	$1,675
Quaker Foods North America	135	—	—	—	—	135
PepsiCo Beverages North America	970	—	8	2	—	980
Latin America	593	—	8	—	—	601
Europe	659	—	44	—	(1)	702
Africa, Middle East and South Asia	238	—	5	—	6	249
Asia Pacific, Australia and New Zealand and China Region	239	—	2	—	—	241
Corporate unallocated expenses	(488)	(85)	10	9	—	(554)
Total	$4,015	$(85)	$83	$11	$5	$4,029
(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-7 for further discussion.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Operating Profit by Division
36 Weeks Ended September 7, 2024 and September 9, 2023
(in millions, unaudited)

	36 Weeks Ended 9/7/2024
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Impairment and other charges	Product recall-related impact	Core, Non-GAAP Measure(a)
Frito-Lay North America	$4,669	$—	$43	$—	$—	$—	$4,712
Quaker Foods North America	133	—	4	—	—	181	318
PepsiCo Beverages North America	2,411	—	143	7	—	—	2,561
Latin America	1,717	—	32	—	—	—	1,749
Europe	1,550	—	83	—	10	—	1,643
Africa, Middle East and South Asia	590	—	7	—	—	—	597
Asia Pacific, Australia and New Zealand and China Region	718	—	6	—	—	—	724
Corporate unallocated expenses	(1,151)	8	75	—	—	—	(1,068)
Total	$10,637	$8	$393	$7	$10	$181	$11,236

	36 Weeks Ended 9/9/2023
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Impairment and other charges/credits	Core, Non-GAAP Measure(a)
Frito-Lay North America	$4,915	$—	$19	$—	$—	$4,934
Quaker Foods North America	452	—	—	—	—	452
PepsiCo Beverages North America	2,176	—	18	12	113	2,319
Latin America	1,549	—	19	—	2	1,570
Europe	1,206	—	185	(2)	(6)	1,383
Africa, Middle East and South Asia	656	—	10	1	(7)	660
Asia Pacific, Australia and New Zealand and China Region	689	—	7	—	—	696
Corporate unallocated expenses	(1,340)	(23)	30	9	—	(1,324)
Total	$10,303	$(23)	$288	$20	$102	$10,690
(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-7 for further discussion.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
(unaudited)

Gross Margin Growth Reconciliation

	12 Weeks Ended		36 Weeks Ended
	9/7/2024		9/7/2024
Reported gross margin growth, GAAP measure	94	bps	66	bps
Impact of:
Mark-to-market net impact	15		(2)
Restructuring and impairment charges	2		1
Impairment and other charges/credits	—		1
Product recall-related impact	—		27
Core gross margin growth, non-GAAP measure (a)	111	bps	93	bps
Operating Margin Performance Reconciliation

	12 Weeks Ended		36 Weeks Ended
	9/7/2024		9/7/2024
Reported operating margin performance, GAAP measure	(51)	bps	41	bps
Impact of:
Mark-to-market net impact	59		5
Restructuring and impairment charges	66		16
Acquisition and divestiture-related charges	(3)		(2)
Impairment and other charges/credits	2		(15)
Product recall-related impact	—		28
Core operating margin growth, non-GAAP measure (a)	73	bps	74	bps
Fiscal 2023 Diluted EPS Reconciliation

Year Ended
12/30/2023
Reported diluted EPS, GAAP measure	$6.56
Mark-to-market net impact	0.02
Restructuring and impairment charges	0.25
Acquisition and divestiture-related charges	0.02
Impairment and other charges/credits	0.68
Product recall-related impact	0.07
Pension and retiree medical-related impact	0.01
Core diluted EPS, non-GAAP measure (a)	$7.62
(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-7 for further discussion.
Note – Amounts may not sum due to rounding.

Cautionary Statement
Statements in this communication that are “forward-looking statements,” including our 2024 guidance and outlook are based on currently available information, operating plans and projections about future events and trends. Terminology such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goal,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “position,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will” or similar statements or variations of such words and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: the risks associated with the deadly conflict in Ukraine; future demand for PepsiCo’s products; damage to PepsiCo’s reputation or brand image; product recalls or other issues or concerns with respect to product quality and safety; PepsiCo’s ability to compete effectively; PepsiCo’s ability to attract, develop and maintain a highly skilled and diverse workforce or effectively manage changes in our workforce; water scarcity; changes in the retail landscape or in sales to any key customer; disruption of PepsiCo’s manufacturing operations or supply chain, including continued increased commodity, packaging, transportation, labor and other input costs; political, social or geopolitical conditions in the markets where PepsiCo’s products are made, manufactured, distributed or sold; PepsiCo’s ability to grow its business in developing and emerging markets; changes in economic conditions in the countries in which PepsiCo operates; future cyber incidents and other disruptions to our information systems; failure to successfully complete or manage strategic transactions; PepsiCo’s reliance on third-party service providers and enterprise-wide systems; climate change or measures to address climate change and other sustainability matters; strikes or work stoppages; failure to realize benefits from PepsiCo’s productivity initiatives; deterioration in estimates and underlying assumptions regarding future performance of our business or investments that can result in impairment charges; fluctuations or other changes in exchange rates; any downgrade or potential downgrade of PepsiCo’s credit ratings; imposition or proposed imposition of new or increased taxes aimed at PepsiCo’s products; imposition of limitations on the marketing or sale of PepsiCo’s products; changes in laws and regulations related to the use or disposal of plastics or other packaging materials; failure to comply with personal data protection and privacy laws; increase in income tax rates, changes in income tax laws or disagreements with tax authorities; failure to adequately protect PepsiCo’s intellectual property rights or infringement on intellectual property rights of others; failure to comply with applicable laws and regulations; and potential liabilities and costs from litigation, claims, legal or regulatory proceedings, inquiries or investigations.
For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.